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                                             BECTON, DICKINSON AND COMPANY                                           Exhibit 11
                                           COMPUTATION OF EARNINGS PER SHARE
                                   (All amounts in thousands, except per share data)

                                                                                   Nine Months Ended
                                                                                        June 30,
                                                                   ---------------------------------------------
PRIMARY EARNINGS PER SHARE                                                 1996                      1995
- --------------------------                                         ---------------------------------------------

  Net income                                                         $         196,479       $          165,123
  Less preferred stock dividends                                                (2,613)                  (2,706)
                                                                      -----------------       ------------------

  Net income applicable to common stock                              $         193,866       $          162,417
                                                                      =================       ==================


Shares:
  Average shares outstanding                                                    63,758                   67,557
  Add dilutive stock equivalents from stock plans                                3,071                    2,046
                                                                      -----------------       ------------------
  Weighted average number of common and common
   equivalent shares outstanding during the year                                66,829                   69,603
                                                                      =================       ==================



Earnings per share                                                   $            2.90       $             2.33
                                                                      =================       ==================


FULLY DILUTED EARNINGS PER SHARE
- --------------------------------


  Net income applicable to common stock                              $         193,866       $          162,417
  Add preferred stock dividends
     using the "if converted" method                                             2,613                    2,706
  Less additional ESOP contribution, using
     the "if converted" method                                                    (963)                  (1,068)
                                                                      -----------------       ------------------
  Net income for fully diluted earnings per share                    $         195,516       $          164,055
                                                                      =================       ==================

Shares:
  Average shares outstanding                                                    63,758                   67,557
  Add:
    Dilutive stock equivalents from stock plans                                  3,169                    2,484
    Shares issuable upon conversion
        of preferred stock                                                       1,446                    1,495
                                                                      -----------------       ------------------
  Weighted average number of common shares used
   in calculating fully diluted earnings per share                              68,373                   71,536
                                                                      =================       ==================




Fully diluted earnings per share                                     $            2.86       $             2.29
                                                                      =================       ==================
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